Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$761,376
Unrealized Gain (Loss) on Market Value of Futures	(289,632)
Dividend Income	46
Interest Income	195
Total Income (Loss)	$471,985

Expenses
Investment Advisory Fee	$5,193
Brokerage Commissions	625
SEC & FINRA Registration Expense	620
NYMEX License Fee	130
Non-interested Directors' Fees and Expenses	96
Prepaid Insurance Expense	38
Other Expenses	7,377
Total Expenses	14,079
Expense Waiver	(6,076)
Net Expenses	$8,003
Net Income (Loss)	$463,982

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/12	$9,837,308
Net Income (Loss)	463,982

Net Asset Value End of Month	$10,301,290
Net Asset Value Per Unit (300,000 Units)	$34.34

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502